UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2012

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)	Appointment of Certain Officers

KVH Industries, Inc. (the “Company” or “KVH”) yesterday announced that its Board of Directors appointed Mr. Peter Rendall A.C.A., age 47, to serve as its Chief Financial Officer (“CFO”), effective October 1, 2012, thereby replacing the Company’s previous CFO, Patrick Spratt, who is retiring. Mr. Spratt will continue to work with KVH through a short transition period and then as a consultant.

Mr. Rendall began his career at PricewaterhouseCoopers in London and remained there until he was a senior manager before joining Logica, Inc. (acquired by CGI Group, Inc. in May 2012), an information technology consulting firm, as its Vice President of Finance and Operations in 1996, a position he held until October 1999. Mr. Rendall then served as CFO at Elcom International, Inc., an international IT products and services business and SaaS supply chain software business from October 1999 to March 2003. He joined Top Layer Networks (acquired by Corero PLC in March 2011), a network security company, in March 2003 as the CFO and then took on the additional role of Chief Executive Officer (CEO) in June 2003. Mr. Rendall relinquished the role of CFO in June 2008 and remained at Top Layer Networks as the CEO until April 2011. Most recently, Mr. Rendall served as consulting CFO to JobSmart Partners, LLC, an information technology recruiting company from July 2011 to June 2012.

In connection with his appointment to serve as CFO, Mr. Rendall is entitled to receive an annual base salary of $250,000 and is eligible for an annual bonus under the Company’s previously disclosed bonus plan for executives in an amount of up to 50% of his then current base salary. Seventy-five percent (75%) of the bonus is based on company performance and 25% of the bonus is based on personal performance goals to be set and agreed upon with the CEO during the first three months of employment.

In addition, Mr. Rendall has been granted an option to purchase 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company’s common stock on the effective date of the grant. Subject to Mr. Rendall’s continued employment, the options will vest over a four-year period with 25% vesting on the first anniversary date of Mr. Rendall’s start date with the Company and 25% vesting on each subsequent anniversary date.

There are no arrangements or understandings between Mr. Rendall and any other persons pursuant to which he was selected as CFO and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: October 4, 2012

	BY:	/s/ MARTIN A. KITS VAN HEYNINGEN
Martin A. Kits van Heyningen
President, Chief Executive Officer and Chairman of the Board of Directors